Exhibit 99.1

For more information:
Mike Campbell, 816-842-8181
FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy Holdings’ Investors Approve Merger Transaction

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Transaction Results in Simplification of Capital Structure for Inergy

Kansas City, MO (November 2, 2010) – Inergy Holdings, L.P. (“Holdings”) (NYSE:NRGP) and Inergy, L.P. (“Inergy”)(NYSE:NRGY) announced today that a majority of the unitholders of Holdings have approved the First Amended and Restated Agreement and Plan of Merger, dated as of September 3, 2010, as well as the transactions contemplated by such agreement.

At its special unitholder meeting today, 81% of Holdings, or approximately 50.5 million Holdings units, voted in favor of the merger agreement and related matters. Of the total votes cast by the unitholders of Holdings, 99% voted in favor of the merger agreement and related matters.

“Unitholder approval is an important step for our partnership and further validates the merits of this strategic transaction,” said John Sherman, President and CEO of Inergy. “The simplification of Inergy’s capital structure is expected to increase our competitiveness, lower our cost of capital, improve the long-term growth profile of the company, and open up value creation opportunities that may not be available to us today.”

The merger is expected to close on November 5, 2010, resulting in Holdings unitholders receiving 0.77 Inergy units for each Holdings unit. Cash will be paid to Holdings unitholders in lieu of any fractional units that would have resulted from the exchange. As a result of the closing, Holdings’ common units will discontinue trading on the New York Stock Exchange as of the close of business on November 5, 2010. Inergy will continue to be traded on the New York Stock Exchange under the ticker NRGY.

About Inergy, L.P. and Inergy Holdings, L.P.

Inergy, L.P., with headquarters in Kansas City, MO, is among the fastest growing master limited partnerships in the country. The Company’s operations include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. Today, Inergy serves approximately 800,000 retail customers from over 300 customer service centers throughout the United States. The Company also operates a natural gas storage business;

a supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada; and a solution-mining and salt production company.

Prior to the closing of the merger, Inergy Holdings, L.P.’s assets consist of its ownership interest in Inergy, L.P., including limited partnership interests, ownership of the general partners, and the incentive distribution rights.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements, which are generally not historical in nature. All forward-looking statements involve significant risks and uncertainties that could cause actual events to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inergy and Holdings and are difficult to predict. For example, important factors that could cause actual events to differ materially from those in the forward-looking statements include, but are not limited to, Holdings’ intentions with regard to the discontinuation of the trading of Holdings common units on the NYSE and the closing date of the merger.

Inergy and Holdings each caution that the foregoing list of factors is not exclusive. Additional information concerning other risk factors is contained in Inergy’s and Holdings’ most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Commission filings. All subsequent written and oral forward-looking statements concerning Inergy, Holdings, the proposed transaction, or other matters and attributable to Inergy or Holdings or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Inergy nor Holdings undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Corporate news, unit prices, and additional information about Inergy, including reports from the United States Securities and Exchange Commission, are available on the Company’s web site, www.InergyLP.com. For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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